Bedrijfsrevisoren	Exhibit 23.1
CONSENT OF
PKF BEDRIJFSREVISOREN, ANTWERP, BELGIUM
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Remedent, Inc.
Xavier de Cocklaan 42
9831 DEURLE, Belgium
We consent to the use of our report dated July 12, 2007, with respect to the consolidated financial statements of Remedent, Inc. as of March 31, 2007 and March 31, 2006 and for the years then ended, in the Amendment No. 2 to the Registration Statement on Form SB-2 (the “Registration Statement”) and related Prospectus of Remedent, Inc. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.
Antwerp — Belgium, October 19, 2007
PKF bedrijfsrevisoren CVBA
Statutory Auditors
Represented by
/s/ Danny De Jonge
Danny De Jonge
on behalf of Ria Verheyen (absent)
Registered Auditor | Partner
Tel +32 (0)3 235 66 66 | Fax +32 (0)3 235 22 22 | antwerpen@pkf.be | www.pkf.be
PKF bedrijfsrevisoren CVBA | burgerlijke vennootschap met handelsvorm
Potvlietlaan 6 | 2600 Antwerpen | BTW BE 0439 814 826 | RPR Antwerpen
The PKF International Association is an association of legally independent firms.